Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-117531) of D.R. Horton, Inc.,
(2) Registration Statement (Form S-3 No. 333-127461) of D.R. Horton, Inc.,
(3) Registration Statement (Form S-4 No. 333-89344) of D.R. Horton, Inc.,
(4) Registration Statement (Form S-8 No. 33-48874) of D.R. Horton, Inc.,
(5) Registration Statement (Form S-8 No. 33-83162) of D.R. Horton, Inc.,
(6) Registration Statement (Form S-8 No. 333-03570) of D.R. Horton, Inc.,
(7) Registration Statement (Form S-8 No. 333-47767) of D.R. Horton, Inc.,
(8) Registration Statement (Form S-8 No. 333-51473) of D.R. Horton, Inc.,
(9) Registration Statement (Form S-8 No. 333-72423) of D.R. Horton, Inc.,
(10) Registration Statement (Form S-8 No. 333-69694) of D.R. Horton, Inc.,
(11) Registration Statement (Form S-8 No. 333-90988) of D.R. Horton, Inc., and
(12) Registration Statement (Form S-8 No. 333-89346) of D.R. Horton, Inc.,
of our reports dated December 7, 2005, with respect to the consolidated financial statements of D.R. Horton, Inc., D.R. Horton, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of D.R. Horton, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2005.
/s/ Ernst & Young LLP
Fort Worth, Texas
December 7, 2005